                          VOID AFTER JANUARY __, 1998
                                UNIT CERTIFICATE


                   EACH UNIT CONSISTS OF ONE SHARE OF CLASS A              UNITS
                      COMMON STOCK AND ONE CLASS A WARRANT
No. U
                                                               SEE REVERSE FOR
                        ON'VILLAGE COMMUNICATIONS, INC.      CERTAIN DEFINITIONS

                                                                CUSIP 682199

THIS IS TO CERTIFY THAT,




or registered assigns (the "Registered Holder") is the owner of the number of fully-paid and non-assessable Units specified above, transferable only on the books of ON'VILLAGE COMMUNICATIONS, INC., a California corporation (the "Company"), by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.

     Each Unit consists of one (1) share of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and one redeemable Class A Common Stock purchase warrant (the "Warrants") to purchase one share of Class A Common Stock for $6.50 per share, subject to certain adjustments, from the Separation Date (as defined below) through the Expiration Date (as defined in the Warrant Agreement). The terms of the Warrants are governed by a Warrant Agreement dated as of October 14, 1997 (the "Warrant Agreement"), among the Company, D.H. Blair Investment Banking Corp. ("D.H. Blair") and American Stock Transfer & Trust Co., as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, New York 10005 and are available to any holder on written request and without cost. The Warrant shall be void unless exercised before the Expiration Date.

     This certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent and Registrar of the Company.

     The Warrants and shares of Common Stock of the Company represented by this Unit Certificate shall not be separately transferable until January __, 1998, or such earlier date as determined by D.H. Blair (the "Separation Date").

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


                                                ON'VILLAGE COMMUNICATIONS, INC.

DATED:

COUNTERSIGNED AND REGISTERED:
    AMERICAN STOCK TRANSFER & TRUST COMPANY                           CHAIRMAN
                          As Transfer Agent
                 Warrant Agent and Registrar


                                      SEAL
                         ON'VILLAGE COMMUNICATIONS, INC.
                                  INCORPORATED
By                               NOV. 13, 1995
                                   CALIFORNIA



             AUTHORIZED OFFICER                                      SECRETARY

        The Company will furnish without charge to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Company or to the Transfer Agent.

                             ADDITIONAL PROVISIONS

        This certificate certifies that for value received the Registered Holder hereby is entitled, at any time on or after January __, 1998 (or such earlier date as determined by D.H. Blair Investment Banking Corp., that the Warrants and Class A Common Stock which comprise the Units shall be separately transferable (the "Separation Date")), to exchange each Unit represented by this Unit Certificate for a Class A Common Stock Certificate representing one share of Class A Common Stock and a Warrant Certificate representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent. At any time on or after the Separation Date and before 5:00 P.M., New York time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent for the Warrants, with the subscription form on the reverse side thereof completed and duly executed and accompanied by payment in cash or check payable to the Warrant Agent for the account of the Company, the Registered Holder of such Warrant Certificate shall be entitled to purchase from the Company one share of Class A Common Stock of the Company for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and non-assessable, at the exercise price of $6.50 per share. The exercise price and the number of shares purchasable upon exercise of each Warrant are subject to adjustment and the Warrants are redeemable by the Company, each upon the occurrence of certain events set forth in the Warrant Agreement.

        After October 14, 2002, the Warrant shall become null and void and of no value.

        REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

        The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


  TEN COM  - as tenants in common                    UNIF GIFT MIN ACT - _____________ Custodian _____________
  TEN ENT  - as tenants by the entireties                                    (Cust)                 (Minor)
  JT TEN   - as joint tenants with right                                 under Uniform Gifts to Minors
             of survivorship and not as                                  ACT _________________________________
             tenants in common                                                           (State)
  COM PROP - as community property                    UNIF TRF MIN ACT - _________ Custodian (until age ______)
                                                                          (Cust)
                                                                         _________ under Uniform Transfers
                                                                          (Minor)
                                                                         to Minors Act _______________________
                                                                                              (State)



    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________________ hereby sell, assign and transfer unto


 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

 --------------------------------------

 --------------------------------------

_______________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)


_______________________________________________________________________________


_______________________________________________________________________________


__________________________________________________________________________ Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.

Dated ____________________________ _____________________________________________
                                   THE SIGNATURE TO THIS ASSIGNMENT MUST
                                   CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                           NOTICE: FACE OF THIS CERTIFICATE IN EVERY PARTICULAR,
                                   WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                   CHANGE WHATEVER.

IMPORTANT: ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY A
           FIRM THAT IS A MEMBER OF THE NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.

SIGNATURE GUARANTEE:

Name: __________________________________________________________________________
                                 (Please Print)

By: ____________________________________________________________________________


Title: _________________________________________________________________________